HERSHA HOSPITALITY TRUST
510 Walnut Street | 9th Floor
Philadelphia | PA | 19106
p. 215.238.1046 | f. 215.238.0157
hersha.com
HERSHA HOSPITALITY TRUST ANNOUNCES
FIRST QUARTER 2019 RESULTS
- First Quarter 2019 Comparable Portfolio RevPAR Growth of 2.0% -
- Recently Renovated Hotels Average 25.9% RevPAR Growth -
- The Cadillac & Parrot Key Surpass Prior Peak ADR -
- Newly Acquired Hotels Continue to Drive Results -

Philadelphia, PA, April 29, 2019 -- Hersha Hospitality Trust (NYSE: HT) (“Hersha,” “Company,” “we” or “our”), owner of high-quality upscale, luxury and lifestyle hotels in urban gateway markets and coastal destinations, today announced results for the first quarter ended March 31, 2019.
First Quarter 2019 Financial Results

Net loss applicable to common shareholders was ($13.0 million), or ($0.34) per diluted common share, in first quarter 2019, compared to net loss applicable to common shareholders of ($14.1 million), or ($0.36) per diluted common share, in first quarter 2018.

AFFO in the first quarter 2019 increased by $3.7 million, or 133%, to $6.3 million, compared to $2.7 million in the first quarter 2018. AFFO per diluted common share and OP Unit in the first quarter 2019 was $0.15, a 150% increase from AFFO per diluted common share and OP Unit of $0.06 in the same quarter in 2018. An explanation of certain non-GAAP financial measures used in this press release, including, among others, AFFO, as well as reconciliations of those non-GAAP financial measures, to GAAP net income, is included at the end of this press release.

Mr. Jay H. Shah, Hersha’s Chief Executive Officer, stated, “Despite a very challenging quarter with the government shutdown in Washington, DC and difficult comps in Manhattan and Miami, we delivered growth near the high-end of our RevPAR guidance and exceeded our expectations for AFFO per share. Our 2.0% comparable portfolio RevPAR growth was primarily driven by strong performance from our Philadelphia and Boston clusters, our recently renovated hotels and the continued outperformance at our newly acquired assets. Our Philadelphia portfolio registered 16.4% RevPAR growth driven by the Rittenhouse and Hampton Inn following their significant ROI-generating enhancements in 2018. In Boston, strong performance from The Envoy led to 3.8% RevPAR growth for our portfolio despite a softer convention calendar. The assets we acquired over the last two years continued their robust performance in the first quarter, producing a weighted average RevPAR growth of 4.5%.”

Mr. Shah continued, “During 2018 we allocated close to $90 million to reposition and renovate many of our legacy hotels to unlock their long-term growth potential. Performance in the first quarter from the 7 hotels renovated in 2018 continued their upward trajectory from the previous quarter posting a weighted average RevPAR growth of 25.9% with 510 basis points of EBITDA margin growth. In South Florida, the Cadillac Hotel & Beach Club and the Parrot Key Hotel & Villas are cementing themselves as the premiere hotels in their peer sets as we saw robust group and transient demand in March, resulting in occupancy on par with prior peak levels. The Cadillac’s absolute ADR for the first quarter came in 17% higher than the first quarter 2016, the last year the market operated without exogenous headwinds. And in Key West, only a couple of months into ramp up, ADR has already reached prior peak levels.

Mr. Shah concluded, “We believe this quarter’s performance showcases our three main company-specific catalysts of EBITDA growth: the ramp up at Cadillac and Parrot Key, the ROI from our major renovations in 2018 and the stabilization of our assets acquired across the last few years.”

First Quarter 2019 Operating Results

Revenue per available room (“RevPAR”) at the Company's 37 comparable hotels increased 2.0% to $157.31 in the first quarter 2019. The Company’s average daily rate (“ADR”) for the comparable hotel portfolio decreased 1.0% to $199.54, while occupancy grew 235 basis points to 78.8%. Hotel EBITDA margins for the comparable hotel portfolio decreased 68 basis points to 23.8%. Excluding our Manhattan properties, our comparable RevPAR grew 4.4% during the first quarter while Hotel EBITDA margins increased by 10 basis points to 24.9%.

Markets

Our Philadelphia portfolio was the best performing cluster during the first quarter aided by growth from our recently renovated assets. Our Philadelphia portfolio generated 16.4% RevPAR growth, outperforming the market by over 2,500 basis points. Our Rittenhouse Hotel led the outperformance last quarter, growing RevPAR by 60.6% while our Hampton Inn Convention Center registered 27.1% RevPAR growth. We remain bullish on the Philadelphia market and we believe our recently refreshed cluster of hotels is well positioned to capture increased occupancy and rate with the city hosting the strongest convention calendar we have seen since the convention center’s expansion in 2011.

Our Boston hotel portfolio reported 3.8% RevPAR growth, outperforming the market by 590 basis points, driven by 3.1% ADR growth to $184.19. Despite a softer convention and special events calendar, our cluster was able to outperform due to continued operational strength at The Envoy hotel which grew RevPAR by 12.9% with 6.7% ADR growth and an occupancy increase of 435 basis points.

Our New York City portfolio, which includes nine hotels across the five boroughs, reported a RevPAR decline of 4.6% to $161.35, driven by ADR loss of 3.9% and an occupancy decrease of 67 basis points to 90.9%. The Company’s comparable New York City portfolio RevPAR outperformed the market by 250 basis points of growth. Hotel EBITDA margins for the Company’s comparable New York City portfolio increased 90 basis points during the quarter due to operational efficiencies at our JFK cluster and the Hampton Inn Seaport.

Our recently renovated hotels in the New York Metro area generated robust growth during the first quarter with the Marriott in Mystic and Hyatt House in White Plains increasing RevPAR by 39.2% and 20.0%, respectively. Both assets underwent significant renovations in 2018 and we are beginning to see positive results from these capital expenditures.

Share Repurchase Activity

In the first quarter 2019, the Company repurchased 273,538 common shares for an aggregate repurchase price of $4.6 million at a weighted average price of $16.91. Since January 1, 2014, the Company has repurchased $245.8 million in common shares, representing 23.4% of the January 1, 2014 float. For the three months ended March 31, 2019, our diluted weighted average common shares and partnership units outstanding was 43,192,933.

Financing

As of March 31, 2019, the Company maintained significant financial flexibility with approximately $33.5 million of cash and cash equivalents and ample capacity on the Company’s $250 million senior unsecured revolving line of credit. As of March 31, 2019, 86.0% of the Company’s consolidated debt was fixed rate debt or hedged through interest rate swaps and caps. The Company’s total consolidated debt had a weighted average interest rate of approximately 4.41% and a weighted average life-to-maturity of approximately 3.0 years.

Dividends

Hersha paid a cash dividend of $0.4297 per Series C Preferred Share, $0.40625 per Series D Preferred Share, and $0.40625 per Series E Preferred Share for the first quarter ending March 31, 2019. The preferred share dividends were paid April 15, 2019 to holders of record as of April 1, 2019.

The Company also declared cash dividends totaling $0.28 per common share and per limited partnership unit for the first quarter ending March 31, 2019. These common share dividends and limited partnership unit distributions were paid April 15, 2019 to holders of record as of March 29, 2019.

Second Quarter and Full-Year 2019 Outlook

The Company is providing its operating and financial expectations for the second quarter and full-year 2019 following its first quarter 2019 performance. The Company’s expectations do not build in any acquisitions, dispositions or capital market activities for 2019. Based on management’s current outlook for its hotels and the markets in which it operates, the Company’s 2019 expectations are as follows:

	Q2 '19 Outlook		2019 Outlook
($'s in millions except per share amounts)	Low	High	Low	High
Net income Applicable to Common Shareholders	$(1.00)	$1.00	$(22.0)	$(16.0)
Net income per share	$(0.03)	$0.02	$(0.56)	$(0.41)

Comparable Property RevPAR Growth	2.5%	3.5%	1.5%	3.0%
Comparable Property EBITDA Margin Growth	0.0%	0.5%	(0.25)%	0.25%

Adjusted EBITDA	$54.0	$56.0	$178.0	$184.0

Adjusted FFO	$34.0	$36.0	$96.0	$102.0
Adjusted FFO per share	$0.79	$0.83	$2.22	$2.35

*For detailed reconciliations of the Company’s 2019 operating expectations, please see “Reconciliation of Non-GAAP Financial Measures Included in 2019 Outlook”

First Quarter 2019 Conference Call

The Company will host a conference call to discuss these results at 9:00 a.m. Eastern Time on Tuesday, April 30, 2019. Hosting the call will be Mr. Jay H. Shah, Chief Executive Officer, Mr. Neil H. Shah, President and Chief Operating Officer, and Mr. Ashish Parikh, Chief Financial Officer.

A live audio webcast of the conference call will be available on the Company’s website at www.hersha.com. The conference call can be accessed by dialing 1-888-317-6003 or 1-412-317-6061 for international participants and entering the passcode 7301396 approximately 10 minutes in advance of the call. A replay of the call will be available from 11:00 AM Eastern Time on Tuesday, April 30, 2019, through 11:59 PM Eastern Time on Wednesday, May 29, 2019. The replay can be accessed by dialing 1-877-344-7529 or 1-412-317-0088 for international participants. The passcode for the replay is 10129935. A replay of the webcast will be available on the Company’s website for a limited time.
About Hersha Hospitality Trust
Hersha Hospitality Trust (HT) is a self-advised real estate investment trust in the hospitality sector, which owns and operates high quality upscale, luxury and lifestyle hotels in urban gateway markets and coastal destinations. The Company's 48 hotels totaling 7,644 rooms are located in New York, Washington, DC, Boston, Philadelphia, South Florida and select markets on the West Coast. The Company's common shares are traded on The New York Stock Exchange under the ticker “HT”.
Non-GAAP Financial Measures
An explanation of Funds from Operations (“FFO”), AFFO, Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”), EBITDAre, Adjusted EBITDA and Hotel EBITDA, as well as reconciliations of such non-GAAP financial measures to the most directly comparable U.S. GAAP measures, is included at the end of this release.

Cautionary Statements Regarding Forward Looking Statements

Certain matters within this press release are discussed using “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, and, as such, may involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance to differ from those projected in the forward-looking statements. These forward-looking statements may include statements related to, among other things: the Company’s 2019 outlook for net income attributable to common shareholders, net income per weighted average common share and OP Units outstanding, Adjusted EBITDA, AFFO, AFFO per weighted average common share and OP Units outstanding, consolidated and comparable RevPAR growth and consolidated and comparable Hotel EBITDA margin growth, economic and other assumptions underlying the Company’s 2019 outlook and assumptions regarding economic growth, labor markets, real estate values, lodging fundamentals, corporate travel, and the economic vibrancy of our target markets, the Company’s ability to grow operating cash flow, return capital to its shareholders, whether in the form of increased dividends or otherwise, the Company’s ability to match or outperform its competitors’ performance, the ability of the Company’s hotels to achieve stabilized or projected revenue, cap rates or EBITDA multiples consistent with our expectations, the stability of the lodging industry and the markets in which the Company’s hotel properties are located, the Company’s ability to generate internal and external growth, the Company’s expectations regarding foreign exchange rates and the Company’s ability to increase margins, including hotel EBITDA margins. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on the Company’s current beliefs, expectations and assumptions regarding the future of its business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the Company’s control. The Company’s actual results and financial condition may differ materially from those indicated in the forward-looking statements contained in this press release. Therefore, you should not rely on any of these forward-looking statements. For a description of factors that may cause the Company’s actual results or performance to differ from its forward-looking statements, please review the information under the heading “Risk Factors” included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 filed by the Company with the Securities and Exchange Commission (“SEC”) and other documents filed by the Company with the SEC from time to time. All information provided in this press release, unless otherwise stated, is as of April 29, 2019, and the Company undertakes no duty to update this information unless required by law.

HERSHA HOSPITALITY TRUST
Balance Sheet (unaudited)
(in thousands, except shares and per share amounts)

	March 31, 2019	December 31, 2018
Assets:
Investment in Hotel Properties, Net of Accumulated Depreciation	$2,010,575	$2,026,659
Investment in Unconsolidated Joint Ventures	2,685	4,004
Cash and Cash Equivalents	33,526	32,598
Escrow Deposits	8,693	8,185
Hotel Accounts Receivable, Net of Allowance for Doubtful Accounts of $0 and $188	12,171	10,241
Due from Related Parties	5,951	3,294
Intangible Assets, Net of Accumulated Amortization of $6,213 and $7,308	2,438	13,644
Right of Use Asset	46,288	—
Other Assets	42,949	40,005
Total Assets	$2,165,276	$2,138,630

Liabilities and Equity:
Line of Credit	$37,000	$10,000
Unsecured Term Loan, Net of Unamortized Deferred Financing Costs	698,368	698,202
Unsecured Notes Payable, Net of Unamortized Deferred Financing Costs	50,697	50,684
Mortgages Payable, Net of Unamortized Premium and Unamortized Deferred Financing Costs	333,798	334,145
Lease Liability	55,012	—
Accounts Payable, Accrued Expenses and Other Liabilities	43,085	70,947
Dividends and Distributions Payable	17,215	17,129
Total Liabilities	$1,235,175	$1,181,107

Redeemable Noncontrolling Interest - Consolidated Joint Venture	$2,848	$2,708

Equity:
Shareholders' Equity:
Preferred Shares: $.01 Par Value, 29,000,000 Shares Authorized, 3,000,000 Series C, 7,701,700 Series D and 4,001,514 Series E Shares Issued and Outstanding at March 31, 2019 and December 31, 2018, with Liquidation Preferences of $25 Per Share	$147	$147
Common Shares: Class A, $0.01 Par Value, 104,000,000 Shares Authorized at March 31, 2019 and December 31, 2018; 39,213,269 and 39,458,626 Shares Issued and Outstanding at March 31, 2019 and December 31, 2018, respectively	392	395
Common Shares: Class B, $0.01 Par Value, 1,000,000 Shares Authorized, None Issued and Outstanding at December 31, 2018 and December 31, 2017	—	—
Accumulated Other Comprehensive Income	1,534	4,227
Additional Paid-in Capital	1,151,654	1,155,776
Distributions in Excess of Net Income	(291,282)	(267,740)
Total Shareholders' Equity	862,445	892,805

Noncontrolling Interests - Common Units and LTIP Units	64,808	62,010

Total Equity	927,253	954,815

Total Liabilities and Equity	$2,165,276	$2,138,630

HERSHA HOSPITALITY TRUST
Summary Results (unaudited)
(in thousands, except shares and per share data)
	Three Months Ended
	March 31, 2019	March 31, 2018
Revenues:
Hotel Operating Revenues:
Room	$91,485	$79,048
Food & Beverage	14,228	13,538
Other Operating Revenues	8,930	6,929
Total Hotel Operating Revenues	114,643	99,515
Other Revenue	150	124
Total Revenues	114,793	99,639
Operating Expenses:
Hotel Operating Expenses:
Room	22,090	19,356
Food & Beverage	12,832	11,851
Other Operating Revenues	40,189	35,575
Total Hotel Operating Expenses	75,111	66,782
Hotel Ground Rent	1,110	928
Real Estate and Personal Property Taxes and Property Insurance	9,397	8,292
General and Administrative	3,642	3,485
Share Based Compensation	1,958	1,606
Depreciation and Amortization	24,128	21,539
Total Operating Expenses	115,346	102,632

Operating Loss	(553)	(2,993)

Interest Income	83	25
Interest Expense	(12,898)	(11,372)
Other Income (Expense)	41	(657)
Gain on Disposition of Hotel Properties	—	3,417
Loss on Debt Extinguishment	—	(22)
Loss before Results from Unconsolidated Joint Venture Investments and Income Taxes	(13,327)	(11,602)

Income (Loss) from Unconsolidated Joint Venture Investments	181	(201)

Loss before Income Taxes	(13,146)	(11,803)
Income Tax Benefit	5,264	2,655
Net Loss	(7,882)	(9,148)
Loss (Income) Allocated to Noncontrolling Interests
Common Units	1,063	1,104
Consolidated Joint Venture	(140)	—
Preferred Distributions	(6,044)	(6,044)

Net Loss Applicable to Common Shareholders	$(13,003)	$(14,088)

Earnings per Share:
BASIC
Net Loss Applicable to Common Shareholders	$(0.34)	$(0.36)
DILUTED
Net Loss Applicable to Common Shareholders	$(0.34)	$(0.36)

Weighted Average Common Shares Outstanding:
Basic	39,115,390	39,636,166
Diluted	39,115,390	39,636,166

Non-GAAP Measures
FFO and AFFO

The National Association of Real Estate Investment Trusts (“NAREIT”) developed Funds from Operations (“FFO”) as a non-GAAP financial measure of performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. We calculate FFO applicable to common shares and Common Units in accordance with the December 2018 Financial Standards White Paper of NAREIT, which we refer to as the White Paper. The White Paper defines FFO as net income (loss) (computed in accordance with GAAP) excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control, and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by an entity. Our interpretation of the NAREIT definition is that non-controlling interest in net income (loss) should be added back to (deducted from) net income (loss) as part of reconciling net income (loss) to FFO. Our FFO computation may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than we do.

The GAAP measure that we believe to be most directly comparable to FFO, net income (loss) applicable to common shareholders, includes loss from the impairment of certain depreciable assets, our investment in unconsolidated joint ventures and land, depreciation and amortization expenses, gains or losses on property sales, non-controlling interest and preferred dividends. In computing FFO, we eliminate these items because, in our view, they are not indicative of the results from our property operations. We determined that the loss from the impairment of certain depreciable assets, including investments in unconsolidated joint ventures and land, was driven by a measurable decrease in the fair value of certain hotel properties and other assets as determined by our analysis of those assets in accordance with applicable GAAP. As such, these impairments have been eliminated from net income (loss) to determine FFO.

Hersha also presents Adjusted Funds from Operations (AFFO), which reflects FFO in accordance with the NAREIT definition further adjusted by:

•adding back non-cash share based compensation expense;
•adding back acquisition and terminated transaction expenses;
•adding back contingent considerations;
•adding back amortization of deferred financing costs;
•adding back adjustments for the amortization of discounts and premiums;
•adding back write-offs of deferred financing costs on debt extinguishment, both for consolidated and unconsolidated properties;
•adding back straight-line amortization of ground lease expense and prior period tax assessment expenses; and
•adding back unconsolidated joint venture management company transaction costs and state and local tax expense related to prior period assessment.

FFO and AFFO do not represent cash flows from operating activities in accordance with GAAP and should not be considered an alternative to net income as an indication of the Company’s performance or to cash flow as a measure of liquidity or ability to make distributions. We consider FFO and AFFO to be meaningful, additional measures of our operating performance because they exclude the effects of the assumption that the value of real estate assets diminishes predictably over time, and because they are widely used by industry analysts as performance measures. We evaluate our performance by reviewing AFFO, in addition to FFO, because we believe that adjusting FFO to exclude certain recurring and non-recurring items as described above provides useful supplemental information regarding our ongoing operating performance and that the presentation of AFFO, when combined with the primary GAAP presentation of net income (loss), more completely describes our operating performance. We show both FFO from consolidated hotel operations and FFO from unconsolidated joint ventures because we believe it is meaningful for the investor to understand the relative contributions from our consolidated and unconsolidated hotels. The display of both FFO from consolidated hotels and FFO from unconsolidated joint ventures allows for a detailed analysis of the operating performance of our hotel portfolio by management and investors. We present FFO and AFFO applicable to common shares and OP Units because our OP Units are redeemable for common shares. We believe it is meaningful for the investor to understand FFO and AFFO applicable to all common shares and OP Units. Certain amounts related to depreciation and amortization and depreciation and amortization from discontinued operations in the prior year FFO reconciliation have been recast to conform to the current year presentation. In addition, based on guidance provided by NAREIT, we have eliminated loss from the impairment of certain depreciable assets, including investments in unconsolidated joint ventures and land, from net (income) loss to arrive at FFO in each year presented.

The following table reconciles FFO and AFFO for the periods presented to the most directly comparable GAAP measure, net income (loss) applicable to common shares, for the same periods:

HERSHA HOSPITALITY TRUST
Funds from Operations (FFO) and Adjusted Funds from Operations (AFFO)
(in thousands, except shares and per share data)

	Three Months Ended
	March 31, 2019	March 31, 2018

Net loss applicable to common shares	$(13,003)	$(14,088)
Loss allocated to noncontrolling interest	(923)	(1,104)
(Income) loss from unconsolidated joint ventures	(181)	201
Gain on disposition of hotel properties	—	(3,417)
Depreciation and amortization	24,128	21,539
Funds from consolidated hotel operations applicable to common shares and Partnership units	10,021	3,131

Income (loss) from unconsolidated joint venture investments	181	(201)
Unrecognized pro rata interest in loss of unconsolidated joint venture	(2,972)	(4,060)
Depreciation and amortization of difference between purchase price and historical cost	24	24
Interest in depreciation and amortization of unconsolidated joint ventures	1,282	1,052
Funds from unconsolidated joint venture operations applicable to common shares and Partnership units	(1,485)	(3,185)

Funds from Operations applicable to common shares and Partnership units	8,536	(54)

Income tax benefit	(5,264)	(2,655)
Non-cash share based compensation expense	1,958	1,606
Amortization of deferred financing costs	574	558
Amortization of discounts and premiums	(122)	(126)
Deferred financing costs and debt premium written off in debt extinguishment	—	22
Interest in amortization and write-off of deferred financing costs of unconsolidated joint ventures	202	2,504
Straight-line amortization of lease expense	163	230
Net operating loss incurred on non-operating properties	297	589

Adjusted Funds from Operations	$6,344	$2,674

AFFO per Diluted Weighted Average Common Shares and Partnership Units Outstanding	$0.15	$0.06

Diluted Weighted Average Common Shares and Partnership Units Outstanding	43,192,933	43,462,075

EBITDAre and Adjusted EBITDA

Earnings before interest expense, income taxes, depreciation and amortization (“EBITDA”) is a supplemental measure of our operating performance and facilitates comparisons between us and other lodging REITs, hotel owners who are not REITs and other capital-intensive companies. NAREIT adopted EBITDA for real estate (“EBITDAre”) a measure calculated by adding gains from the disposition of hotel operations, in order to promote an industry-wide measure of REIT operating performance. We also adjust EBITDAre for interest in amortization and write-off of deferred financing costs of our unconsolidated joint ventures, deferred financing costs write-offs in debt extinguishment, non-cash share based compensation expense, acquisition and terminated transaction costs and net operating loss incurred on non-operation properties to calculate Adjusted EBITDA.

Our EBITDAre and Adjusted EBITDA computation may not be comparable to EBITDAre or Adjusted EBITDA reported by other companies that interpret the definition of EBITDA differently than we do. Management believes Adjusted EBITDA and EBITDAre to be a meaningful measure of a REIT's performance because it is widely followed by industry analysts, lenders and investors and that it should be considered along with, but not as an alternative to, GAAP net income (loss) as a measure of the Company's operating performance.

HERSHA HOSPITALITY TRUST
EBITDAre and Adjusted EBITDA
(in thousands)
	Three Months Ended
	March 31, 2019	March 31, 2018

Net loss	$(7,882)	$(9,148)
(Income) loss from unconsolidated joint ventures	(181)	201
Interest expense	12,898	11,372
Non-operating interest income	(83)	(25)
Income tax benefit	(5,264)	(2,655)
Depreciation and amortization	24,128	21,539
Gain on disposition of hotel properties	—	(3,417)
EBITDAre from consolidated hotel operations	23,616	17,867
Income (loss) from unconsolidated joint venture investments	181	(201)
Unrecognized pro rata interest in loss of unconsolidated joint venture	(2,972)	(4,060)
Depreciation and amortization of difference between purchase price and historical cost	24	24
Adjustment for interest in interest expense, depreciation and amortization of unconsolidated joint ventures	3,389	2,652
EBITDAre from unconsolidated joint venture operations	622	(1,585)
EBITDAre	24,238	16,282
Non-cash share based compensation expense	1,958	1,606
Deferred financing costs and debt premium written off in debt extinguishment	—	22
Interest in amortization and write-off of deferred financing costs of unconsolidated joint venture	202	2,504
Straight-line amortization of lease expense	163	230
Net operating loss incurred on non-operating properties	297	589
Adjusted EBITDA	$26,858	$21,233

Hotel EBITDA

Hotel EBITDA is a commonly used measure of performance in the hotel industry for a specific hotel or group of hotels. We believe Hotel EBITDA provides a more complete understanding of the operating results of the individual hotel or group of hotels. We calculate Hotel EBITDA by utilizing the total revenues generated from hotel operations less all operating expenses, property taxes, insurance and management fees, which calculation excludes Company expenses not specific to a hotel, such as corporate overhead. Because Hotel EBITDA is specific to individual hotels or groups of hotels and not to the Company as a whole, it is not directly comparable to any GAAP measure. In addition, our Hotel EBITDA computation may not be comparable to Hotel EBITDA or other similar metrics reported by other companies that interpret the definition of Hotel EBITDA differently than we do. Management believes Hotel EBITDA to be a meaningful measure of performance of a portfolio of hotels because it is followed by industry analysts, lenders and investors and that it should be considered along with, but not as an alternative to, operating income (loss) as reported in our unaudited summary results as a measure of our hotel portfolio’s operating performance.

HERSHA HOSPITALITY TRUST
Hotel EBITDA
(in thousands)
	Three Months Ended
	March 31, 2019	March 31, 2018

Operating income	$(553)	$(2,993)
Other revenue	(150)	(124)
Depreciation and amortization	24,128	21,539
General and administrative	3,642	3,485
Share based compensation	1,958	1,606
Straight-line amortization of ground lease expense	163	230
Other	27	(213)

Hotel EBITDA	$29,215	$23,530

Reconciliation of Non-GAAP Financial Measures Included in 2019 Outlook

Funds from Operations (FFO) and Adjusted Funds from Operations (AFFO)

	Q2 2019 Outlook
(in millions, except per share data)	Low	High
Net (loss) income applicable to common shareholders	$(1.0)	$1.0
(Loss) income allocated to noncontrolling interests	(0.1)	0.1
Loss from unconsolidated joint ventures	0.4	0.3
Depreciation and amortization	24.8	24.8
Funds from consolidated hotel operations applicable to common shares and Partnership units	24.1	26.2

Loss from unconsolidated joint venture investments	(0.4)	(0.3)
Depreciation and amortization of difference between purchase price and historical cost	0.02	0.02
Interest in depreciation and amortization and Unrecognized pro rata interest in (loss) income	1.9	1.9
Funds from unconsolidated joint venture operations applicable to common shares and Partnership units	1.5	1.6

Funds from Operations applicable to common shares and Partnership units	25.6	27.8

Interest in amortization and write-off of deferred financing costs of unconsolidated joint venture	0.2	0.2
Non-cash share based compensation expense	3.6	3.6
Straight-line amortization of ground lease expense	0.2	0.2
Income tax expense	3.6	3.9
Amortization of deferred financing costs	0.6	0.6
Other	0.2	(0.3)
Adjusted Funds from Operations	$34.0	$36.0

AFFO per Diluted Weighted Average Common Shares and Partnership Units Outstanding	$0.79	$0.83

Diluted Weighted Average Common Shares and Partnership Units Outstanding	43.2	43.2

Adjusted EBITDA
	Q2 2019 Outlook
($'s in millions)	Low	High
Net (loss) income applicable to common shareholders	$(1.0)	$1.0
(Loss) Income allocated to noncontrolling interests	(0.1)	0.1
Preferred Distributions	6.0	6.0
Net income	4.9	7.1
Loss from unconsolidated joint ventures	0.4	0.3
Interest expense	13.0	13.0
Non-operating interest income	(0.03)	(0.03)
Income tax expense	3.6	3.9
Depreciation and amortization	24.8	24.8
EBITDAre from consolidated hotel operations	46.7	49.1
Loss from unconsolidated joint venture investments	(0.4)	(0.3)
Add:
Depreciation and amortization of difference between purchase price and historical cost	0.02	0.02
Adjustment for interest in interest expense, depreciation and amortization, and unrecognized pro rata interest in (loss) income	4.0	4.0
EBITDAre from unconsolidated joint venture hotel operations	3.6	3.7

EBITDAre	50.3	52.8

Interest in amortization and write-off of deferred financing costs of unconsolidated joint venture	0.2	0.2
Non-cash share based compensation expense	3.6	3.6
Straight-line amortization of ground lease expense	0.2	0.2
Other	(0.3)	(0.8)
Adjusted EBITDA	$54.0	$56.0

Funds from Operations (FFO) and Adjusted Funds from Operations (AFFO)

	FY 2019 Outlook
(in millions, except per share data)	Low	High
Net loss applicable to common shareholders	$(22.0)	$(16.0)
Loss allocated to noncontrolling interests	(1.6)	(1.2)
Income from unconsolidated joint ventures	(0.4)	(0.4)
Depreciation and amortization	98.5	98.5
Funds from consolidated hotel operations applicable to common shares and Partnership units	74.5	80.9

Income from unconsolidated joint venture investments	0.4	0.5
Depreciation and amortization of difference between purchase price and historical cost	0.1	0.1
Interest in depreciation and amortization and Unrecognized pro rata interest in (loss) income	2.4	2.4
Funds from unconsolidated joint venture operations applicable to common shares and Partnership units	2.9	3.0

Funds from Operations applicable to common shares and Partnership units	77.4	83.9

Interest in amortization and write-off of deferred financing costs of unconsolidated joint venture	0.8	0.8
Non-cash share based compensation expense	13.1	13.1
Straight-line amortization of ground lease expense	0.7	0.7
Income tax expense	1.6	1.7
Amortization of deferred financing costs	2.3	2.3
Other	0.1	(0.5)
Adjusted Funds from Operations	$96.0	$102.0

AFFO per Diluted Weighted Average Common Shares and Partnership Units Outstanding	$2.22	$2.35

Diluted Weighted Average Common Shares and Partnership Units Outstanding	43.3	43.3

Adjusted EBITDA
FY 2019 Outlook
($'s in millions)	Low	High
Net loss applicable to common shareholders	$(22.0)	$(16.0)
Loss allocated to noncontrolling interests	(1.6)	(1.2)
Preferred distributions	24.2	24.2
Net income	0.6	7.0
Income from unconsolidated joint ventures	(0.4)	(0.4)
Interest expense	51.7	51.7
Non-operating interest income	(0.2)	(0.2)
Income tax expense	1.6	1.7
Depreciation and amortization	98.5	98.5
EBITDAre from consolidated hotel operations	151.8	158.3

Income from unconsolidated joint venture investments	0.4	0.5
Add:
Depreciation and amortization of difference between purchase price and historical cost	0.1	0.1
Adjustment for interest in interest expense, depreciation and amortization, and unrecognized pro rata interest in (loss) income	10.9	10.9
EBITDAre from unconsolidated joint venture hotel operations	11.4	11.5

EBITDAre	163.2	169.8

Interest in amortization and write-off of deferred financing costs of unconsolidated joint venture	0.8	0.8
Non-cash share based compensation expense	13.1	13.1
Straight-line amortization of ground lease expense	0.7	0.7
Other	0.2	(0.4)
Adjusted EBITDA	$178.0	$184.0

Supplemental Schedules

The Company has published supplemental earnings schedules in order to provide additional disclosure and financial information for the benefit of the Company’s stakeholders. These can be found in the Investor Relations section and the “SEC Filings and Presentations” page of the Company’s website, www.hersha.com.

Contact:
Ashish Parikh, Chief Financial Officer
Greg Costa, Manager of Investor Relations & Finance
Phone: 215-238-1046